Electronic Articles of Incorporation
For

P14000041915
FILED
May 09, 2014
Sec. Of State
jbryan

CLEANER YOGA MAT, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

CLEANER YOGA MAT, INC.

Article II

The principal place of business address:

2222 SAN SIMEON CREEK RD.
CAMBRIA, CA. 93428

The mailing address of the corporation is:

2222 SAN SIMEON CREEK RD.
CAMBRIA, CA. 93428

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,00

Article V

The name and Florida street address of the registered agent is:

EILERS LAW GROUP, P.A.
169 NE 43RD STREET
MIAMI, FL. 33137

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: WILLIAM EILERS

P14000041915
FILED
May 09, 2014
Sec. Of State
jbryan

Article VI

The name and address of the incorporator is:

WILLIAM EILERS
169 NE 43RD STREET

MIAMI, FL 33137

Electronic Signature of Incorporator: WILLIAM EILERS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PD
AMY CHAFFE
2222 SAN SIMEON CREEK RD.
CAMBRIA, CA. 93428